                                                                    EXHIBIT 10.1

                                 CLICKOVER, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
1.      Issue of Preferred Stock............................................................1
        1.1    Issuance of Preferred Stock..................................................1
        1.2    Closing......................................................................1

2.      Definitions.........................................................................2
        2.1    "Material Adverse Event".....................................................2
        2.2    "Subsidiary".................................................................2

3.      Representations and Warranties of the Company to Investors..........................2
        3.1    Corporate Organization and Authority.........................................3
        3.2    Capitalization...............................................................3
        3.3    Subsidiaries.................................................................4
        3.4    Authorization................................................................4
        3.5    Corporate Power..............................................................4
        3.6    Validity of Shares...........................................................5
        3.7    No Conflict with Other Instruments...........................................5
        3.8    No Defaults, Violations, or Conflicts........................................6
        3.9    Private Offering.............................................................6
        3.10   Employee Confidential Information and Inventions Agreement...................6
        3.11   Brokers and Finders..........................................................6

4.      Representations and Warranties of the Investors.....................................7
        4.1    Authorization................................................................7
        4.2    Brokers and Finders..........................................................7
        4.3    Investment...................................................................7
        4.4    No Public Market.............................................................7
        4.5    Limitations on Transferability...............................................8
        4.6    Experience...................................................................9
        4.7    Legends......................................................................9

5.      Conditions of Investors' Obligations at Closing....................................10
        5.1    Representations and Warranties..............................................10
        5.2    Performance.................................................................10
        5.3    Qualifications..............................................................10
        5.4    Restated Articles...........................................................10
        5.5    Proceedings Satisfactory; Compliance Certificate............................11
        5.6    Stock Restriction Agreements................................................11

6.      Conditions of the Company's Obligations at Closing.................................11
        6.1    Representations and Warranties..............................................11
        6.2    Blue Sky Compliance.........................................................11
        6.3    Restated Articles...........................................................11
        6.4    Legal Matters...............................................................12

                                                                                           Page
                                                                                           ----
7.      Post-Closing Covenants of the Company..............................................12
        7.1    Securities Laws Compliance..................................................12
        7.2    Employee Confidential Information and Inventions Agreement..................12
        7.3    Stock Purchase and Restriction Agreements...................................12
        7.4    Stock Plans.................................................................13

8.      Miscellaneous......................................................................13
        8.1    Entire Agreement; Successors and Assigns....................................13
        8.2    Governing Law...............................................................13
        8.3    Counterparts................................................................13
        8.4    Headings....................................................................14
        8.5    Notices.....................................................................14
        8.6    Survival of Warranties......................................................14
        8.7    Amendment of Agreement......................................................14
        8.8    California Securities Laws..................................................15
        8.9    Finders Fees................................................................15
        8.10   Expenses....................................................................15

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

               THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of August __, 1996, by and among ClickOver, Inc., a California corporation (the "Company"), and the Investors listed in Schedule 1.1 attached hereto (the "Investors").

                                 R E C I T A L S

               A. The Board of Directors of the Company has adopted the Amended and Restated Articles of Incorporation ("Restated Articles") in the form attached hereto as Exhibit A which, among other matters, establish the rights, preferences and privileges of the Company's no par value Series A Preferred Stock (the "Preferred Stock").

               B. The Company desires to issue up to Five Hundred Twenty-Five Thousand (525,000) shares of Preferred Stock to the Investors, and the Investors desire to purchase up to Five Hundred Twenty-Five Thousand (525,000) shares of Preferred Stock, on the terms and subject to the conditions set forth in this Agreement.

           THE PARTIES AGREE AS FOLLOWS:

        1. Issue of Preferred Stock.

               1.1 Issuance of Preferred Stock. The Company shall issue to the Investors and the Investors shall obtain from the Company, at an issue price of $0.20 per share, a total of up to Five Hundred Twenty-Five Thousand (525,000) shares of Series A Preferred Stock (the "Shares"). The number of Shares to be purchased by each Investor is set forth opposite the name of each Investor on
Schedule 1.1.

               1.2 Closing. The closing of the purchase and sale of the Shares shall take place at the offices of Heller, Ehrman, White & McAuliffe, 525 University Avenue, Palo Alto,

California 94301-1900, on August 21, 1996, at 3:00 p.m. (the "Closing") or at such other place and time as the Company and a majority of the Investors mutually agree. At the Closing, each Investor shall each purchase that number of Shares designated in Schedule 1.1 to be purchased by such Investor for the purchase price set forth in Schedule 1.1. At the Closing, the Company will deliver to each Investor a certificate representing the Shares which such Investor is obtaining at the Closing against delivery to the Company by such Investor at the Closing of (a) an executed counterpart of this Agreement, and
(b) the issue price of such shares as set forth in Schedule 1.1 by wire transfer, cancellation of indebtedness, or by a check payable to the Company.

        2. Definitions. For purposes of this Agreement:

               2.1 "Material Adverse Event" shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects, or financial condition of the Company or materially changes the equity ownership of the Company, or (b) is reasonably foreseeable, and if it were to occur might materially adversely affect the business, properties, prospects, or financial condition of the Company.

               2.2 "Subsidiary" means any corporation more than 50% of whose stock (measured by virtue of voting rights) in the aggregate is owned by the Company.

        3. Representations and Warranties of the Company to Investors. Except as set forth in the Schedule of Exceptions attached as Exhibit B, the Company hereby represents and warrants to each Investor that:

               3.1 Corporate Organization and Authority. The Company:

                   (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of California;

                   (b) has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and

                   (c) is qualified as a foreign corporation in all jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on the, business, properties, prospects or financial condition of the Company.

               3.2 Capitalization. Immediately prior to the Closing, the authorized capital of the Company shall consist of: Twelve Million (12,000,000) shares of Common Stock, of which Four Million One Hundred Three Thousand Four Hundred Eight (4,103,408) are issued and outstanding as of the Closing Date and held by the persons and in the amounts set forth in Exhibit B and Three Million (3,000,000) shares of Preferred Stock (the "Preferred") of which Five Hundred Twenty-Five Thousand (525,000) have been designated Series A Preferred. No shares of Preferred are issued and outstanding. The Series A Preferred shall have the rights, preferences, privileges, and restrictions set forth in the Restated Articles. The outstanding shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully-paid, and non-assessable. Except as set forth herein or in Exhibit B, there are no outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company, nor has the issuance of any of the aforesaid rights to acquire securities of the Company been authorized. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

               3.3 Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any Subsidiaries, associations, or other business entities. The Company is not a participant in any joint venture or partnership.

               3.4 Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, delivery, and performance of all obligations under this Agreement and for the authorization, issuance, and delivery of the Shares and of the Common Stock issuable upon conversion of the Shares has been taken, and this Agreement constitute legally binding and valid obligations of the Company enforceable in accordance with their terms.

               3.5 Corporate Power. The Company will have at each Closing Date all requisite legal and corporate power and authority to execute and deliver the Agreement, to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares, and to carry out and perform its obligations under the terms of the Agreement.

               3.6 Validity of Shares. The Shares, when issued, sold, and delivered in accordance with the terms and for the consideration expressed in this Agreement, will be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws) and non-assessable. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, assuming such Common Stock is issued to the Investors, upon issuance in accordance with the Restated Articles will be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws) and non-assessable and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed thereon by the holders; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) shall be subject to restrictions on transfer under state and/or federal securities laws. The Shares and Common Stock issuable upon conversion of the Shares are not subject to any preemptive rights or rights of first refusal, except as otherwise so agreed to by the holders thereof.

               3.7 No Conflict with Other Instruments. The execution, delivery, and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company's Restated Articles or Bylaws; (ii) any provision of any judgment, decree, or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation, or commitment to which the Company is a party or by which it is bound; or (iv) to the Company's knowledge, any statute, rule, or governmental regulation applicable to the Company.

               3.8 No Defaults, Violations, or Conflicts. The company is not in violation of any term or provision of any charter provision, bylaw, or any material term or provision of any indebtedness, mortgage, indenture, contract, agreement, judgment, or to the Company's knowledge, any decree, order, statute, rule, or regulation applicable to the Company where such violation, or violations in the aggregate, is a Material Adverse Event.

               3.9 Private Offering. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Shares or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone or take any other action so as to make the issuance and sale of the Shares subject to the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

               3.10 Employee Confidential Information and Inventions Agreement. Each officer, employee, and consultant of the Company has executed and delivered to the Company an Employee Confidential Information and Inventions Agreement substantially in the form of Exhibit 7.2. The Company, after reasonable investigation, is not aware that any of its employees, officers, or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

               3.11 Brokers and Finders. The Company has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

        4. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:

               4.1 Authorization. When executed and delivered by Investor, and assuming execution and delivery by the Company, the Agreement will each constitute a valid obligation of such Investor, enforceable in accordance with their respective terms.

               4.2 Brokers and Finders. Investor has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

               4.3 Investment. This Agreement is made with Investor in reliance upon its representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Shares to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares.



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

               4.4 No Public Market. Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated upon Investor's representations set forth in this Agreement. Investor further understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities

               4.5 Limitations on Transferability. Investor covenants that in no event will it dispose of any of the Shares (other than pursuant to Rule 144 promulgated by the Securities and Exchange Commission ("Commission") under the Securities Act ("Rule 144") or any similar or analogous rule) unless and until
(i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii), if requested by the Company, Investor shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company's counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken. Notwithstanding the limitations set forth in the foregoing sentence, if Investor is a partnership it may transfer Shares to its constituent partners or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or transfer by gift, will, or intestate succession to any such partner's spouse or lineal descendants or ancestors without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent if such transferee were an Investor; provided, however, that Investor hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Shares were originally offered and sold or would itself require registration under the Securities Act or applicable state securities laws. Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 4.7 below, except that such certificate shall not bear such legend if the transfer was made in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

               4.6 Experience. Investor represents that: (i) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares;
(ii) it believes it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to obtain the Shares; (iii) it has had the opportunity to discuss the Company's business, management, and financial affairs with its management, (iv) it has the ability to bear the economic risks of its prospective investment; and (v) it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on its investment. The foregoing, however, does not modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

               4.7 Legends.

                   (a) All certificates for the Shares shall bear the following legend:

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended ("Act"). Such securities may not be



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

        transferred unless a Registration Statement under the Act is in effect as to such transfer or, in the opinion of counsel for the Company, registration under the Act is unnecessary in order for such transfer to comply with the Act or unless sold pursuant to Rule 144 of the Act."

                   (b) The certificates evidencing the Shares shall also bear any legend required by the Commissioner of Corporations of the State of California or required pursuant to any state, local, or foreign law governing such securities.

        5. Conditions of Investors' Obligations at Closing. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by such Investor:

               5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as if made on and as of the Closing.

               5.2 Performance. The Company shall have performed or fulfilled all agreements, obligations, and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

               5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained effective as of the Closing.

               5.4 Restated Articles. The Company shall have filed its Restated Articles with the Secretary of State of the State of California, which Restated Articles shall be in full force and effect on the Closing Date.

               5.5 Proceedings Satisfactory; Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this



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

Agreement and all documents and papers relating to such transactions shall be satisfactory in all material respects to the Investors, in the reasonable exercise of their judgment. The Company shall have delivered to the Investors a certificate dated as of the Closing, signed by the Company's President, certifying that the conditions set forth in Sections 5.1, 5.2, and 5.6 have been satisfied.

               5.6 Stock Restriction Agreements. Each holder of Common Stock shall have executed and delivered to the Company a Stock Restriction Agreement substantially in the form of Exhibit 5.6 attached hereto.

        6. Conditions of the Company's Obligations at Closing. The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

               6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 4 shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

               6.2 Blue Sky Compliance. The Company shall have complied with and be effective under the securities laws of the State of California and any other applicable states as necessary to offer and sell the Shares to the Investors.

               6.3 Restated Articles. The Restated Articles shall have been filed with the Secretary of State of the State of California and shall be in full force and effect on the Closing Date.



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

               6.4 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Company.

        7.Post-Closing Covenants of the Company.

               7.1 Securities Laws Compliance. The Company shall, within 15 days after the Closing, file a notice of the sale of the Shares to the Investors pursuant to Section 25102(f) of the California Corporations Code, and shall make any filings necessary under the securities or Blue Sky laws of any other applicable jurisdiction.

               7.2 Employee Confidential Information and Inventions
Agreement. Unless otherwise determined by the unanimous vote of the Board of Directors, the Company shall require all future officers, directors, and employees of, and consultants to, the Company to execute and deliver an Employee Confidential Information and Inventions Agreement in substantially the form of
Exhibit 7.2.

               7.3 Stock Purchase and Restriction Agreement. The Company shall cause all future purchasers of, and all future holders of options to purchase, shares of the Company's Common Stock to execute and deliver Stock Purchase and Restriction Agreements or Stock Option Agreements substantially in the form of Exhibit 5.6 and providing for four-year vesting or such other period as approved from time to time by the Board of Directors.

               7.4 Stock Plans. The Company may sell shares of stock and grant options to employees, advisors, officers, and directors of, and consultants to, the Company only pursuant to a customary stock option plan, or pursuant to such other arrangements, contracts, or plans as are recommended by management and approved by the Board of Directors.



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

               7.5 Registration Rights. The Company shall grant to the
Investors piggyback registration rights on a pari passu basis with any piggyback registration rights granted to the investors in the Company's next round of equity financing.

        8 Miscellaneous.

               8.1 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and the Investors is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the parties.

               8.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

               8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.4 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

               8.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the Company or the Investors, as the case may be, as set forth below its name on the signature page of this Agreement, or at such other address as the Company or such Investor may designate by ten (10) days' advance written notice to the other.

               8.6 Survival of Warranties. The warranties and representations of the parties contained in or made pursuant to this Agreement shall survive for one year after the execution and delivery of this Agreement and the Closing; provided, however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

               8.7 Amendment of Agreement. Any provision of this Agreement may be amended by a written instrument signed by the Company and by persons holding at least a majority of the aggregate of (a) the then outstanding Shares (assuming conversion to Common Stock at the conversion rate then in effect) and
(b) the then outstanding shares of Common Stock into which the shares of Preferred Stock have been converted, other than shares of Common Stock which have been sold to the public.

               8.8 California Securities Laws. THE SALE OF THE SECURITIES
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

               8.9 Finders Fees. Each of the Company and the Investors will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

               8.10 Expenses. The Company and the Investors will bear their respective legal and other fees and expenses with respect to this Agreement and the transactions contemplated hereby.

               IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock Purchase Agreement as of the day and year first above written.

                                       COMPANY:

                                       CLICKOVER, INC.,

                                       a California corporation

                                       By: /s/ Thomas Churchill
                                           -------------------------------------
                                          Thomas Churchill, President

                            Address:   525 Alma
                                       Palo Alto, CA  94301

                                       INVESTORS:

                                       /s/ Thomas Churchill
                                       -----------------------------------------
                                       Thomas Churchill

                                       /s/ Chih-Chao Lam
                                       -----------------------------------------
                                       Chih-Chao Lam

                                       /s/ Fah-Chun Cheong
                                       -----------------------------------------
                                       Fah-Chun Cheong

                                       /s/ Andrew Kwee
                                       -----------------------------------------
                                       Andrew Kwee

                                       /s/ Chi Kiong Chen
                                       -----------------------------------------
                                       Chi Kiong Chen

                                       /s/ Ping Cheng
                                       -----------------------------------------
                                       Ping Cheng

                             EXHIBITS AND SCHEDULES

Section

Exhibit A      Amended and Restated Articles of Incorporation
Exhibit B      Schedule of Exceptions to Representations and Warranties
Exhibit 5.6    Stock Restriction Agreement
Exhibit 7.2    Employee Confidential Information and Inventions Agreement
Schedule 1.1   Schedule of Investors

                                  SCHEDULE 1.1

                              Schedule of Investors

Name of Investor                                   Number of Shares        Purchase Price
----------------                                   ----------------        --------------
Thomas Churchill                                         75,000           $    15,000.00
Address:       c/o ClickOver
               525 Alma Street
               Palo Alto, CA 94301

Chi-Chao Lam                                             75,000                15,000.00
Address:       c/o ClickOver
               525 Alma Street
               Palo Alto, CA 94301

Fah-Chun Cheong                                         150,000                30,000.00
Address:
        ---------------------

        ---------------------

        ---------------------

Andrew Kwee                                             100,000                20,000.00
Address:       225 South 18th Street
               Apt. 1515
               Philadelphia, PA 19103

Chi Kiong Chen                                          100,000                20,000.00
Address:       2 Blachford Court
               Oakland, CA 94611

Ping Cheng                                               25,000                 5,000.00
                                                       --------              -----------
Address:       150 Clinton Park
               San Francisco, CA 94117

                                                        525,000              $105,000.00

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS
                        TO REPRESENTATIONS AND WARRANTIES

        This Schedule of Exceptions set forth exceptions to the representations and warranties specified in Section 3 of the Agreement. Unless the context otherwise requires, all capitalized terms herein have the same meaning as defined in the Agreement. The Section numbers indicated herein refer to Sections in the Agreement; however, the exceptions set forth herein shall apply to any of the representations and warranties where appropriate.

3.2 Capitalization

        a) Common Stock. The Company has issued shares of Common Stock to each of the following persons in the amounts set forth by their name.

                NAME OF SHAREHOLDER          NUMBER OF SHARES
                -------------------          ----------------
                 Thomas Churchill                 1,982,961
                 Chih-Chao Lam                    1,321,974
                 Fah-chun Cheong                    198,473
                 Thi Thumasathit                    600,000

        Substantially all of such shares are subject to a right of repurchase in favor of the Company upon the termination of employment with the Company. Except with respect to the shares held by Mr. Cheong, this right expires (i) with respect to 25% of the shares one year after the commencement of employment, and quarterly thereafter with respect to a ratable portion of the remaining shares, and (ii) with respect to all shares upon an acquisition of the Company and with respect to an additional 25% of the shares (12 months additional vesting) upon a termination other than for cause. For Mr. Cheong, the right of repurchase expires with respect to 50% of the shares after one year and quarterly thereafter with respect to an additional 12.5% of the shares. Expiration of the right of repurchase will be accelerated by 12 months upon termination other than for cause and with respect to all shares upon an acquisition.

        b) Options for Common Stock. In addition, the Company has granted options for the purchase of shares of its Common Stock to the persons and in the amounts set forth below:

                                                      NUMBER OF
NAME                      POSITION                     SHARES            VESTING(1)
----                      --------                    ---------          ----------
Dale Thoms                Senior                       170,000      Four years; one year cliff;
                          Programmer                                quarterly thereafter (with
                                                                    acceleration of rate prior
                                                                    to closing of Series B
                                                                    financing)

Ming Lam                  Systems                       10,000      Immediate
                          Administrator

Ping Cheng                Graphics                      90,000      Quarterly over two years
                          Designer

Ken Tidwell               Senior                      200,000(2)    Four years; one year Cliff,
                          Engineer                                  quarterly thereafter



----------
        (1) Vesting of the options to Mr. Thomas and Mr. Tidwell will be accelerated with respect to 50% of the shares that are unvested at the time of an acquisition.

        (2) Vesting of 20,000 of the shares covered by this option is contingent on achievement of a certain performance milestone.

                         HELLER EHRMAN WHITE & MCAULIFFE

                                    ATTORNEYS

                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS
                                 August 8, 1996

                                                                 ClickOver, Inc.
                                                                    [91604-0960]

(415) 324-7102

        FEDERAL EXPRESS

        Mr. Jeff Robinson
        GKL Corporate Search, Inc.
        Park Plaza Professional Center
        1303 J Street, Suite 320
        Sacramento, CA 95814-2936

                              Amended and Restated
                   Articles of Incorporation - ClickOver, Inc.

Dear Jeff:

        Enclosed you will find an original and two copies of the Amended and Restated Articles of Incorporation of ClickOver, Inc. (the "Articles").

        Upon the filing of the Articles, please return two (2) certified copies via overnight delivery and provide telephone confirmation of filing. Your attention to this matter is greatly appreciated.


                                                   Very truly yours,

                                                   /s/ Paul D. Little

                                                   Paul D. Little
                                                   Corporate Legal Assistant

Enclosures
cc  (w/o enclosures):
    Matthew P. Quilter, Esq.


                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                                 CLICKOVER, INC.

               Thomas Churchill and Thi Thumasathit certify that:

               1. They are the President and Assistant Secretary, respectively of ClickOver, Inc., a California corporation.

               2. The Articles of Incorporation of this Corporation are hereby amended and restated in full to read as follows:

                                     FIRST:

               The name of this corporation is ClickOver, Inc.

                                     SECOND:

               The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     THIRD:

               This corporation's initial agent for service of process is Mr. Thomas Churchill, 525 Alma Avenue, Palo Alto, CA 94301.

                                     FOURTH:

               This corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock. The total number of shares of Common Stock which this corporation is authorized to issue is 12,000,000 and the total number of shares of Preferred Stock which this corporation is authorized to issue is 3,000,000. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized within the limitations and restrictions stated in these Amended and Restated Articles of Incorporation (i) to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and (ii) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Five Hundred Twenty-Five Thousand

(525,000) of the shares of Preferred Stock are designated Series A Preferred Stock (hereinafter referred to as "Series A Preferred"). The term "Preferred Stock" shall hereafter refer to the Series A Preferred.

                                     FIFTH:

               The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

        1. Dividend Preference. The holders of Preferred Stock shall be entitled to receive, pari passu out of funds legally available therefor, dividends on each outstanding share of Series A Preferred at an annual rate of $0.01 for each share of Series A Preferred hold by them payable when and as declared by the Board, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated employees, officers, directors or consultants pursuant to contractual arrangements). After payment of such dividends, dividends may be declared and paid to the holders of Common Stock, provided that no dividends shall be paid on the Common Stock at a rate greater than that paid on any series of Preferred Stock based on the number of shares of Common Stock into which a series of Preferred is convertible on the date of the dividend. The dividends payable to the holders of Series A Preferred shall not be cumulative, and no right shall accrue to the holders of Series A Preferred by reason of the fact that dividends on the Series A Preferred are not declared or paid in any previous fiscal year of the corporation, whether or not the earnings of the corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part.

        2. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the corporation (a "Liquidation Event"), whether voluntary or not, distributions to the shareholders of the corporation shall be made in the following manner:

               (a) Prior to and in preference to any distribution to the holders of Common Stock, the holders of Preferred Stock shall be entitled to receive, for each share of Series A Preferred, an amount equal to the sum of (i) $0.20 (the "Original Series A Issue Price") and (ii) all declared but unpaid dividends with respect to such shares of Series A Preferred (collectively, the "Series A Preference").

               (b) If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the total preferential amount owed to each such holder.

               (c) After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled as aforesaid, the remaining assets of the corporation available for distribution to shareholders shall be distributed ratably among the holders of Common stock based on the number of shares Common Stock held by each.

               (d) A sale of all or substantially all of the assets of the corporation, or the acquisition of this corporation by another entity by means of consolidation or merger resulting in the exchange of the outstanding shares of this corporation for securities or other consideration issued, or caused to be issued, by the acquiring corporation or corporations and pursuant to which the shareholders of this corporation (determined prior to such event) do not hold more than 50% of the voting power of the surviving corporation, shall be a Liquidation Event within the meaning of this Section 2.

               (e) Each holder of Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503, and 506 of the California Corporations Code, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by officers, directors or employees of, or consultants to, the corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the corporation and such persons.

               (f) The value of securities and property paid or distributed pursuant to this Section 2 shall be computed at fair market value at the time of payment to the corporation or at the time made available to shareholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

               (g) Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section 4 hereof.

        3. Voting Rights. Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the company having general voting power and not separately as a class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation.

        4. Conversion Rights. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such Series A Preferred. Each share of Series A Preferred shall be convertible into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series A Issue Price (as set forth in Section 2(a) hereof) by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The initial Series A Conversion Price shall be $0.20. The initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.

               (b) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the Series A Conversion Price then in effect upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at an aggregate offering price to the public of greater than $10,000,000 (the "Automatic Conversion"). In the event of the Automatic Conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such series. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent, and provided further that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the corporation or its transfer agent as provided above, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of Automatic Conversion on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (d) Adjustments to Conversion Price.

                      (i) Adjustments for Dividends, Splits, Subdivisions, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be increased by stock dividend payable in Common Stock, stock split, subdivision or other similar transaction into a greater number of shares of Common Stock, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock. In the event the outstanding shares of Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction into a lesser number of shares of Common Stock, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock.

                      (ii) Adjustments for Other Distributions. In the event the corporation at any time are from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 4 with respect to the rights of the holders of the Preferred Stock.

                      (iii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Series A Preferred immediately before that change.

               (e) No Impairment. Except as provided in Section 5, the corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

               (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this
Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

               (g) Notices of Record Date. In the event that this corporation shall propose at any time:

                      (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                      (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                      (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                      (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this corporation shall send to the holders of the Preferred Stock:

                             (1) at least 20 days prior written notice of the
date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and
(iv) above; and

                             (2) in the case of the matters referred to in
(iii) and (iv) above, at least 20 days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

        Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this corporation.

               (h) Issue Taxes. The corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               (i) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stork to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Articles of Incorporation.

               (j) Status of Converted Stock. In case any series of Preferred Stock shall be converted pursuant to this Section 4, the shares so converted shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

        5. Covenants. In addition to any other rights provided by law, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than 50% of the outstanding shares of Preferred
Stock:

               (a) amend or repeal any provision of, or add any provision to, this corporation's Articles of Incorporation if such action would materially and adversely alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Preferred Stock;

               (b) authorize or issue shares of any class or series of stock having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights or voting rights, superior to any preference or priority of the Preferred Stock;

               (c) reclassify any shares of capital stock of this corporation into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights or voting rights, superior to any preference or priority of the Preferred Stock; or

               (d) merge or consolidate the corporation with any other corporation or corporations (other than with a wholly-owned subsidiary of the corporation) or effect any other transaction or series of related transactions, in either case resulting in the shareholders of the corporation (determined prior to such event) holding 50% or less in interest of the outstanding voting securities of the surviving corporation, or sell, lease, assign, transfer or convey all or substantially all of the assets of the corporation.

        6. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                     SIXTH:

        The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by bylaw, agreement or otherwise, for breach of duty to this corporation and its shareholders in excess of that expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred. If, after the effective date of this Article Sixth, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended.

        3. The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Code. The total number of outstanding shares of the Corporation is 4,103,408. The number of shares voting in favor of the amendment equaled or exceeded the vote required the percentage vote was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  July 31, 1996

                                            /s/ Thomas Churchill
                                            ------------------------------------
                                            Thomas Churchill, President

                                            /s/ Thi Thumasathit
                                            ------------------------------------
                                            Thi Thumasathit,
                                            Assistant Secretary

                                 CLICKOVER, INC.

                      EMPLOYEE CONFIDENTIAL INFORMATION AND
                              INVENTIONS AGREEMENT

               In partial consideration and as a condition of my employment or continued employment with ClickOver, Inc., a California corporation (which together with any parent, subsidiary, affiliate, or successor is hereinafter referred to as the "Company" or "ClickOver") and effective as of the date that my employment with the Company first commenced, I hereby agree as follows:

        1. NONCOMPETITION

               During my employment with the Company, I will perform for the Company such duties as it may designate from time to time and will devote my full time and best efforts to the business of the Company and will not, without the prior written approval of (i) an officer of the company if I am not an executive officer of the Company or (ii) the Board of Directors of the Company if I am an executive officer of the Company, (a) engage in any other professional employment or consulting, or (b) directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company.

        2. CONFIDENTIALITY OBLIGATION

               I will hold all ClickOver Confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from ClickOver's premises any Confidential Information, except (a) as necessary to carry out my assigned responsibilities as a ClickOver employee, and (b) after termination of my employment, only as specifically authorized in writing by an officer of ClickOver. "Confidential Information" is all information related to any aspect of ClickOver's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise. Confidential Information includes inventions, ideas, designs, computer programs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, mask works, developmental or experimental work, processes, techniques, improvements, know-how, data, financial information and forecasts, product plans, marketing plans and strategies, and customer lists.

        3. INFORMATION OF OTHERS

               I will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which ClickOver does business to the same extent as if it were ClickOver Confidential Information. I will not, during my employment with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and I will not bring onto the Company's premises any unpublished document or any other property belonging to any former employer without the written consent of that former employer.


                                         EXHIBIT 7.2

        4. COMPANY PROPERTY

               All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies, relating to ClickOver's business that I possess or create as a result of my ClickOver employment, whether or not confidential, are the sole and exclusive property of ClickOver. In the event of the termination of my employment, I will promptly deliver all such materials to ClickOver and will sign and deliver to the Company the "Termination Certificate" attached hereto as Exhibit A.

        5. OWNERSHIP OF INVENTIONS

               All inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, mask works, developments, processes, techniques, improvements, and related know-how which result from work performed by me, alone or with others, on behalf of ClickOver or from access to ClickOver Confidential Information or property whether or not patentable, copyrightable, or qualified for mask work protection (collectively "Inventions") shall be the property of ClickOver, and, to the extent permitted by law, shall be "works made for hire." I hereby assign and agree to assign to ClickOver or its designee, without further consideration, my entire right, title, and interest in and to all Inventions (other than those which qualify under Section 2870 of the California Labor Code), including all rights to obtain, register, perfect, and enforce patents, copyrights, mask work rights, and other intellectual property protection for Inventions. I will disclose promptly and in writing to the individual designated by ClickOver or to my immediate supervisor all Inventions which I have made or reduced to practice. During my employment and for four years after, I will assist ClickOver (at its expense) to obtain and enforce patents, copyrights, mask work rights, and other forms of intellectual property protection on Inventions.

        6. EXCLUDED INVENTIONS

               Attached as Schedule 6 is a list of all inventions, improvements, and original works of authorship which I desire to exclude from this Agreement, each of which has been made or reduced to practice by me prior to my employment by ClickOver. I will not incorporate any such items in any works of authorship or other Inventions that result from work performed by me for the company. If no list is attached to this Agreement, there are no inventions to be excluded at the time of my signing of this Agreement. I understand that this Agreement requires disclosure, but not assignment, of any invention that qualifies under
Section 2870 of the California Labor Code, which is set forth in full in Exhibit C and reads in pertinent part as follows:

               "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely an his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                      (1) Relate at the time of conception or reduction to
               practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or

                      (2)    Result from any work performed by the
               employee for the employer."

        7. PATENT APPLICATIONS

               If ClickOver files an original United States patent application covering any invention of which I am a named inventor, I will receive an inventor's fee of $100.

        8. PRIOR CONTRACTS

               I represent that there are no other contracts to assign inventions that are now in existence between any other person or entity and me. I further represent that I have no other employments, consultancies, or undertakings which would restrict and impair my performance of this Agreement.

        9. AGREEMENTS WITH THE UNITED STATES GOVERNMENT AND OTHER THIRD PARTIES

               I acknowledge that the Company from time to time may have agreements with other persons or with the United States Government or agencies thereof which impose obligations or restrictions on the Company regarding Inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

        10. NO SOLICITATION

               During the term of my employment with the Company, and for a period of one year following its termination for any reason, I will not, without the Company's express written consent, either on my own behalf or on behalf of another: (i) contact or solicit employees of the Company for the purpose of hiring them; or (ii) solicit the business of any client, customer, or licensee of the Company. I acknowledge that the provisions of this Section 10 are reasonable and necessary measures designed to protect the Confidential Information of the Company.

        11. NO EMPLOYMENT AGREEMENT

               I agree that unless specifically provided in another writing signed by me and an officer of the Company, my employment by the Company is not for a definite period of time. Rather, my employment relationship with the Company is one of employment at will and my continued employment is not obligatory by either myself or the Company.

        12. MISCELLANEOUS

               12.1 Governing Law

                      This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

               12.2 Enforcement

                      If any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

               12.3 Injunctive Relief; Consent to Jurisdiction

                      I acknowledge and agree that damages will not be an adequate remedy in the event of a breach of any of my obligations under this Agreement. I therefore agree that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement. I hereby submit myself to the jurisdiction and venue of the courts of the State of California for purposes of any such action. I further agree that service upon me in any such action or proceeding may be made by first class mail, certified or registered, to my address as last appearing on the records of the Company.

               12.4 Arbitration

                      I further agree that the Company, at its option, may elect to submit any dispute or controversy arising out of this Agreement for final settlement by arbitration conducted in Santa Clara County in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators shall be specifically enforceable and may be entered in any court having jurisdiction thereof.

               12.5 Attorneys' Fees

                      If any party seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses of the prevailing party.

               12.6 Waiver

                      The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

               12.7 Binding Effect

                      This Agreement shall be binding upon and shall inure to the benefit of the successors, executors, administrators, heirs, representatives, and assigns of the parties.

               12.8 Headings

                      The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

               12.9 Entire Agreement; Modifications

                      This Employee Confidential Information and Inventions Agreement contains the entire agreement between the Company and the undersigned employee concerning the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, respecting that subject matter. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

              IN WITNESS WHEREOF, I have executed this Employee Confidential Information and Inventions Agreement as of the___ day of __________________, 1996.


                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                            Please Print

RECEIPT ACKNOWLEDGED:
CLICKOVER, INC.

By:
   ------------------------------

                                    EXHIBIT A

                                 CLICKOVER, INC.

                            TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including reproductions of any of the aforementioned items, belonging to ClickOver, Inc., its subsidiaries, affiliates, successors, or assigns (together, the "Company").

I further certify that I have complied with all the terms of the Company's Confidential Information and Inventions Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Inventions Agreement, I will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information (as defined in the Confidential Information and Inventions Agreement) of the Company or of any of its customers, vendors, consultants, and other parties with which it does business.

Date:  ____________________



                                            ____________________________________
                                            Employee's Signature


                                            ____________________________________
                                            Type/Print Employee's Name

                                    EXHIBIT B

                                 CLICKOVER, INC.

                           (Excluded Inventions, Improvements, and
                                Original Works of Authorship)

                                                     Identifying Number
Title                Date                            Or Brief Description
-----                ----                            --------------------

                                    EXHIBIT C

                                 CLICKOVER, INC.

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

        (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

        (2)    Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Amended Stats 1986 ch 647 Section 5.

                                CLICKOVER, INC.

                 FOUNDERS' RESTRICTED STOCK PURCHASE AGREEMENT

        THIS FOUNDERS' RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 11th day of July, 1996 (the "Effective Date") between ClickOver, Inc., a California corporation (the "Company"), and 1- ("Founder").

        1. Purchase of Shares.

               Subject to the terms and conditions of this Agreement and the Contribution to Controlled Corporation Agreement attached hereto as Exhibit A, Founder is purchasing 2- (3-) shares of the Company's no par value Common Stock (the "Shares") from the Company, and the Company hereby sells the Shares to Founder for the consideration set forth in Exhibit A.

        2. Market Standoff.

               Founder agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Founder shall not sell or otherwise transfer any Shares or other securities of the Company during such period (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act as may be requested by the representative of the underwriters; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of each such period.

        3. Vesting; Company Right to Repurchase; Acceleration.

               3.1 Vesting. As of the Effective Date, none of the Shares will be deemed "Vested"; rather all of the Shares will be deemed "Unvested." Although all of the Shares will entitle the Founder to all of the rights accorded to a holder of Common Stock of the Company, those Shares which are Unvested remain subject to repurchase by the Company pursuant to Section 3.2 below; such Unvested Shares will become Vested on the following schedule: 4- of the Shares will become Vested 6-; and, thereafter, 5- additional Shares will become Vested, on a cumulative basis, every three months thereafter, such that as of 7-, all of the Shares will have become Vested.

               3.2 Company Right to Repurchase Unvested Shares. In the event that Founder is no longer employed or retained by the Company or any of its affiliates as either a director, an officer or an employee, or in any such capacity, for any reason whatsoever (whether due to death, total disability, voluntary resignation, involuntary termination or any other reason), then for a period of 90 days after the date of such event the Company will have an assignable right, but not an obligation, to repurchase any Shares owned by Founder that remain Unvested as



                                  EXHIBIT 5.6
of such termination event (after giving effect to any accelerated vesting provided in Section 3.3 below) for a price equal to $0.01 per share, subject to appropriate adjustment for stock splits, stock dividends and combinations; provided that if the Company determines that exercise of its right to repurchase could cause the Company to cease to qualify as a "small business" under Section 1202 of the Internal Revenue Code as to prior or subsequent stock issuances by the Company and if the Company so notifies Founder within such 90-day period, the Company may (a) exercise its right of repurchase set forth in this Section 3 by written notice to Founder at any time within one year after the date on which Founder ceases to serve and provided further, that if the Company so notifies Founder, during the period between the date of receipt of such notice and the earlier of exercise of the Company's right to repurchase and expiration of such one-year period, Founder hereby grants the Chairman of the Board (or in the absence of a Chairman, the Chief Executive Officer) of the Company, with full power of substitution, an irrevocable proxy to vote such shares (or execute a written consent) on all matters submitted to a vote of shareholders, or (b) assign all or a portion of its right as determined by the Board of Directors. If the Company (or its assignees) exercises its right of repurchase, Founder shall, if necessary, endorse and deliver to the Company (or its assignees) the stock certificates representing the Shares being repurchased, and the Company (or its assignees) shall pay Founder the total repurchase price in cash upon such delivery. Founder shall cease to have any rights with respect to such repurchased Shares immediately upon receipt of the repurchase price.

               3.3 Acceleration of Vesting upon Certain Events. Notwithstanding the Vesting provisions set forth in Section 3.1 above:

               In the event of a Sale of the Company, then 100% of the Shares that are Unvested as of the consummation of such Sale will become Vested immediately prior to such consummation. For such purposes, the term "Sale of the Company" means any sale, lease or disposition of all or substantially all of the assets of the Company, or any merger or consolidation of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization where the shareholders of the Company immediately prior to such event do not retain at least 50% of the voting power of and interest in the successor entity, or any transaction or series of related transactions in which more than 50% of the Company's voting power is transferred.

               3.4 Repurchase Payment. If, at the time of repurchase, any notes are outstanding which represent any portion of the purchase price of the Shares, the Repurchase Price shall be paid first by cancellation of any obligation for accrued but unpaid interest under such notes, next by cancellation of principal under such notes, and finally by payment of cash.

        4. Right of First Refusal.

               The Shares shall be subject to a right of first refusal by the Company in the event that Founder or any transferee of the Shares proposes to sell, pledge, or otherwise transfer the Shares or any interest in the Shares to any person or entity. Any holder of the Shares desiring to transfer the Shares or any interest in the Shares shall give a written notice to the Company describing the proposed transfer, including the number of Shares proposed to be transferred, the price and terms at which such Shares are proposed to be transferred, and the name and address of the proposed transferee. Unless otherwise agreed by the Company and the holder of such Shares, repurchases by the Company under this Section shall be at the proposed price and terms, including the number of Shares to be repurchased, specified in the notice to the Company. The Company's rights under this Section shall be freely assignable. If the Company fails to exercise its right of first refusal within 30 days from the date on which the Company receives the shareholder's notice, the shareholder may, within the next 90 days, conclude a transfer to the proposed transferee of the exact number of Shares covered by that notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer shall again be subject to the Company's right of first refusal. If the Company exercises its right of first refusal, the shareholder shall endorse and deliver to the Company the stock certificates representing the Shares being repurchased and the Company shall promptly pay the shareholder the total repurchase price. The holder of the Shares being repurchased shall cease to have any rights with respect to such Shares immediately upon receipt of the repurchase price. The right of first refusal set forth in this Section shall terminate upon the earlier of (i) consummation of an underwritten public offering of the company's Common Stock registered under the Securities Act, or (ii) registration of the Company's Common Stock under the Securities Exchange Act of 1934, as amended.

        5. Representations and Acknowledgements of Founder.

               Founder hereby represents, warrants, acknowledges, and agrees that:

               (a) Investment. Founder is acquiring the Shares for Founder's own account and not with a view to or for sale in connection with any distribution of the Shares. Founder understands that he must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act or qualified under the California Corporate Securities Law of 1968 or the securities laws of any other state.

               (b) Investment Experience: Pre-existing Relationship. Founder has
(i) a pre-existing personal or business relationship with the Company or one or more of its directors that is of a nature and duration which enable him to be aware of the character, business acumen, and general business and financial circumstances of the Company or the director(s) with whom such relationship exists and (ii) such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the Shares.

               (c) Limited Operating History. Founder is aware that the Company has only recently been formed and has conducted only limited business activities to date.

               (d) Speculative Investment. Founder's investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within Founder's risk capital means and is not so great in relation to Founder's total financial resources as would jeopardize the personal financial needs of Founder or Founder's family in the event such investment were lost in whole or in part.

               (e) Tax Advice. The Company has made no warranties or representations to Founder with respect to the income tax consequences of the transactions contemplated by this Agreement and Founder is in no manner relying on the Company or its representatives for an assessment of any tax consequences related to ownership, purchase, or disposition of the Shares. Founder shall assume full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

               (f) Unregistered Securities.

                      (i) Founder must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Securities Act and therefore cannot and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants, or undertakings whatsoever to register any of the shares under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including without limitation any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Securities Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (x) a public trading market then exists in the Company's Common Stock, (y) adequate information as to the Company's financial and other affairs and operations is then available to the public, and (z) all other terms and conditions of Rule 144 have been satisfied. Founder understands that the resale provisions of Rule 701 will not apply until 90 days after the Company becomes subject to the reporting obligations of the securities Exchange Act of 1934 (typically upon the effective date of a public offering).

                      (ii) Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such law or an exemption therefrom is available. The Company has made no agreements, covenants, or undertakings whatsoever to register or qualify any of the Shares under any such law. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from any such law will become available.

                      (g) Public Trading. The Common Stock is not presently publicly traded, and the Company has made no representation, covenant, or agreement as to whether any such market for the Common Stock will develop.

        6. Legends.

               Stock certificates evidencing the Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including without limitation, the following legends:

                      "The Securities represented hereby may be subject to a
               right of repurchase by the Company pursuant to the provisions of the Restricted Stock Purchase Agreement between the Company and the original purchaser of such Securities, should the person initially issued these Securities cease to be employed by and/or render services as a consultant to the Company or any affiliate thereof, and such securities may not be sold or otherwise transferred if such securities are subject to such right of repurchase."

                      "The Securities represented hereby are subject to
               restrictions on transfer for a period of 180 days following the effective date of a registration statement under the Securities Act of 1933, as amended, for an offering of the Company's securities pursuant to the market standoff provisions of the Restricted Stock Purchase Agreement between the Company and the original purchaser of such securities."

                      "The Securities represented hereby are subject to a right
               of first refusal in favor of the Company pursuant to a Restricted Stock Purchase Agreement between the Company and the original purchaser of such Securities, and may not be sold or otherwise transferred except in compliance with the terms of such right of first refusal."

                      "The Securities represented hereby have not been
               registered under the Securities Act of 1933, as amended (the "Securities Act"). Such Securities may not be transferred unless a Registration Statement under the Securities Act is in effect as to such transfer or, in the opinion of counsel for the Company, such transfer may be made pursuant to Rule 144 or registration under the Securities Act is otherwise unnecessary in order for such transfer to comply with the Securities Act."

        7. Binding Effect.

               Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

        8. Taxes.

               Founder shall execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code (the "Acknowledgment") attached hereto as Exhibit 8A and a copy of the Election Pursuant to Section 83(b) of the Code, attached hereto as Exhibit 8B, if Founder has indicated in the Acknowledgment his or her decision to make such an election. Founder should consult his tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such filing is desirable under the circumstances.

        9. Damages.

               Founder shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of shares which is not in conformity with the provisions of this Agreement.

        10. Governing Law.

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

        11. Notices.

               All notices and other communications under this Agreement shall be in writing. Unless and until Founder is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                                    ClickOver, Inc.
                                    525 Alma Street
                                    Palo Alto, CA 94301
                                    Attention:  President

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for Founder and related to this Agreement, if not delivered by hand, shall be mailed to Founder's last known address as shown on the Company's books. Notices and communications shall be mailed by certified mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received, if by personal delivery, and two business days after mailing, if by mail.

        12. Entire Agreement.

               This Agreement constitutes the entire agreement of the parties pertaining to the purchase of the Shares by Founder from the Company, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

               IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Purchase Agreement as of the date and year first above written.




                                       CLICKOVER, INC.

                                       By:______________________________________
                                          Thomas Churchill, President

                                       FOUNDER

               Founder's spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares hereby purchased.


                                       _________________________________________
                                       Founder's Spouse

                                       The Certificate for the Shares is to
                                       be registered as follows:


                                       _________________________________________

                                       _________________________________________

                                   EXHIBIT 5A

                          ACKNOWLEDGMENT AND STATEMENT
                         OF DECISION REGARDING ELECTION
                          PURSUANT TO Section 83(b) OF
                            THE INTERNAL REVENUE CODE

               The undersigned (which term includes the undersigned's spouse), a purchaser of 3- shares of Common Stock of ClickOver, Inc., a California corporation (the "Company") and a party to a Restricted Stock Purchase Agreement with the Company (the "Agreement"), hereby states as follows:

        1. The undersigned acknowledges receipt of a copy of the Agreement. The undersigned has carefully reviewed the Agreement.

        2. The undersigned either [check as applicable]:

               ____     (a)   has consulted, and has been fully advised by, the
                              undersigned's own tax advisor,
                              _________________________, whose business address
                              is _________________________________, regarding
                              the federal, state, and local tax consequences of purchasing shares under the Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986 (the "Code"), and pursuant to the corresponding provisions, if any, of applicable state laws; or

               _____    (b)   has knowingly chosen not to consult such a tax
                              advisor.

        3. The undersigned hereby states that the undersigned has decided [check as applicable]:

               _____    (a)   to make an election pursuant to Section 83(b)
                              of the Code and is submitting to the Company, together with the undersigned's executed
                              Agreement, an executed form which is attached as
                              Exhibit 8B to the Agreement; or

               _____    (b)   not to make an election pursuant to Section 83(b)
                              of the Code.

        4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's purchase of shares and execution of the Agreement in connection therewith or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

        5. The undersigned is also submitting to the Company, together with the Agreement, an executed original of an election, if any is made, of the undersigned pursuant to provisions of state law corresponding to Section 83(b) of the Code, if any, which are applicable to the undersigned's purchase of shares under the Agreement.

Date:  _______________               __________________________________

Date:  _______________               __________________________________
                                     [Spouse]